                                                                     Exhibit 1.1

                                 TERMS AGREEMENT

                                                                   March 2, 1999

Apache Finance Pty Ltd
256 St. George's Terrace
Level 3
Perth, Western Australia 6000
Australia
Attention: Vice President and Treasurer

Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
Attention: Vice President and Treasurer

Dear Sirs:

         The undersigned underwriters (the "Underwriters") understand that Apache Finance Pty Ltd (the "Company") proposes to issue and sell $100,000,000 aggregate principal amount of its debt securities (the "Offered Securities") irrevocably and unconditionally guaranteed as to payment of principal, premium, if any, Additional Amounts, if any, and interest by Apache Corporation, as guarantor (the "Guarantor"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at 98.687% of the principal amount thereof together with accrued interest thereon from March 5, 1999 to the Closing Time:



                                            Principal
                                            Amount of
Underwriter                                 Debt Securities
-----------                                 ---------------
Salomon Smith Barney Inc.                   $  50,000,000
Chase Securities Inc.                       $  25,000,000
Goldman, Sachs & Co.                        $  25,000,000
                                            -------------

                                   Total    $ 100,000,000
                                            =============

The Offered Securities shall have the following terms:

Principal amount:                           $ 100,000,000
Form:                                       registered book-entry form
Denomination:                               $1,000



Date of maturity:                                    March 15, 2009


Interest rate, rates or formula
(or method of calculation
of interest accrual):                                7% per annum
Date from which interest accrues:                    March 5, 1999

Interest payment dates, if any:                      March 15 and September 15
                                                     (commencing September 15, 1999)

Initial price to public:                             $99,337,000
Closing Time:                                        March 5, 1999
Place of delivery and payment:                       New York, New York

Company account for wire transfer
of payment:                                          Citibank, N.A.
                                                     ABA No. 021000089
                                                     Apache Energy Limited Administrative
                                                     Account No. 36215097
                                                     Swift CITIUS33
                                                     111 Wall Street, 6th Floor
                                                     New York, New York 10043

Redemption provisions, if any:                       As described in the Prospectus
                                                     Supplement, dated the date hereof
                                                     relating to the Offered Securities.

Lock-up pursuant to Section 3(i) of the
Basic Terms (as defined herein):                     yes

Securities Exchanges, if any, on which
application will be made to list the
Offered Securities:                                  none

Delayed Delivery Contracts:                          not authorized
         Delivery date:
         Expiration date:
         Compensation to Underwriters:
         Minimum contract:
         Maximum aggregate principal amount:

Additional terms pursuant to Section 16
of the Basic Terms:                                  none

Other terms, if any:                                 As described in the Prospectus
                                                     Supplement, dated the date hereof
                                                     relating to the Offered Securities.


         All the provisions contained in "Apache Finance Pty Ltd--Debt Securities--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Attached hereto is the Annex B referred to in Section 16 of the Basic Terms.

         Any notice by the Company or the Guarantor to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to:

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10013
         Attention: M. Scott Van Bergh
         Telecopy No.: (212) 816-1000

which shall, for all purposes of this Agreement, be the "Representative".

                                   Very truly yours,

                                   SALOMON SMITH BARNEY INC.
                                   CHASE SECURITIES INC.
                                   GOLDMAN, SACHS & CO.

                                   By:  SALOMON SMITH BARNEY INC.

                                        Acting for itself and as Representative
                                        of the Underwriters

                                        By:
                                           -------------------------------------
                                             Name:    Angela M. Reiton
                                             Title:   Vice President
Accepted:

APACHE FINANCE PTY LTD

By:
   -------------------------------------
         Name:
         Title:

APACHE CORPORATION

By:
   -------------------------------------
         Name:
         Title:

                             APACHE FINANCE PTY LTD



                                 DEBT SECURITIES



                        GUARANTEED BY APACHE CORPORATION




                       UNDERWRITING AGREEMENT BASIC TERMS

                             APACHE FINANCE PTY LTD


                                 Debt Securities


                        Guaranteed by Apache Corporation



                       UNDERWRITING AGREEMENT BASIC TERMS


         Apache Finance Pty Ltd (A.C.N. 080 571 900), a proprietary company with limited liability duly organized under the laws of the Commonwealth of Australia (the "Company"), may issue and sell from time to time its debt securities (the "Debt Securities"). The Debt Securities are unconditionally guaranteed as to payment of principal, premium, if any, Additional Amounts (as defined in the Indenture), if any, and interest by Apache Corporation (the "Guarantor"). The Debt Securities are issuable under, and the guarantee thereof by the Guarantor (the "Guarantee") is contained in, an indenture, dated as of December 9, 1997 (the "Indenture"), between the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"). Each issue of Debt Securities may vary as to series, aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions, if any, and any other variable terms as set forth in the Terms Agreement (as defined below) relating thereto which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time.

         Whenever the Company determines to make an offering of Debt Securities, the Company and the Guarantor will enter into an agreement (the "Terms Agreement") providing for the sale of such securities (the "Offered Securities") to, and the purchase and offering thereof by, one or more underwriters specified in the Terms Agreement (the "Underwriters", which term shall include any Underwriters substituted pursuant to Section 10 hereof). The Terms Agreement relating to the Offered Securities shall specify the names of the Underwriters participating in such offering, the amount of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, such other information as is indicated in Exhibit A hereto and such other terms as are agreed by the Company and the Underwriters. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the "Option Securities"). As used herein, the term "Offered Securities" shall include the Option Securities, if any, and "Representatives" shall mean the Underwriter or Underwriters so specified in the Terms Agreement or, if no Underwriter is so specified, shall mean each Underwriter. The Terms Agreement may be in the form of an exchange of any standard form of written telecommunication between the Underwriters and the Company. The offering of the Offered Securities will be governed by the Terms Agreement, as supplemented hereby

(collectively, this "Agreement"), and this Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of the Offered Securities.

         The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-39973 and 333-30073-01) for the registration of Debt Securities, including the Offered Securities and the Guarantee, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and have prepared and filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date of the Terms Agreement pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date of the Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The basic prospectus included in the Registration Statement relating to all offerings of Debt Securities and the Guarantee under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement or, if any revised prospectus shall be provided to the Underwriters by the Company and the Guarantor for their use in connection with the offering of the Offered Securities which differs from such basic prospectus and Prospectus Supplement (whether or not required to be filed by the Company pursuant to Rule 424), the term "Prospectus" shall refer to such revised prospectus (including any prospectus supplement) from and after the time it is first provided to the Underwriters for such use, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

         SECTION 1. Representations and Warranties. The Company represents and warrants as to matters relating to the Company and the Guarantor represents and warrants as to matters relating to the Guarantor and its consolidated subsidiaries, to each Underwriter named in the Terms Agreement as of the date thereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (in each case, a "Representation Date"), as follows:

                  (a) The Company has been duly incorporated and is validly existing as a corporation under the laws of the Australian Capital Territory of Australia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Offered Securities and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, on the results of operations, business affairs or business prospects of the Company or on its ability to perform its obligations hereunder or under the Offered Securities or the Indenture. The Company is an indirect wholly-owned consolidated subsidiary of the Guarantor and has no subsidiaries.

                  (b) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                  (c) Each "significant subsidiary" of the Guarantor as defined in Rule 405 of Regulation C of the 1933 Act Regulations (collectively, the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise; and, except as described in the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (if applicable), is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (d) At the time the Registration Statement and the Rule 462(b) Registration Statement, if any, became effective and as of each Representation Date, the Registration Statement and the Rule 462(b) Registration Statement, if any, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder; the Registration Statement and the Rule 462(b) Registration Statement, if any, each at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Guarantor with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of each Representation Date, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement and the Rule 462(b) Registration Statement, if any, or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by the Underwriters expressly for use in the Registration Statement and the Rule 462(b) Registration Statement, if any, or the Prospectus.

                  (e) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (f) The accountants who certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to the Company and the Guarantor as required by the 1933 Act and the 1933 Act Regulations.

                  (g) The financial statements and any supporting schedules of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (h) The petroleum engineers who have consented to being named as having reviewed certain reserve data included or incorporated by reference in the Prospectus are independent engineers with respect to the Guarantor and its subsidiaries.

                  (i) This Agreement and the applicable Delayed Delivery Contracts (as defined below), if any, have been duly authorized, executed and delivered by the Company and the Guarantor and, upon execution and delivery by the Underwriters, will be valid and legally binding agreements of the Company and the Guarantor; on and after the Closing Time, the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due execution and delivery by the Trustee, will be a valid and legally binding agreement of the Company and the Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and each Delayed Delivery Contract, if any, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities and the Indenture, including the Guarantee, will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Prospectus; and each Holder (as defined in the Indenture) of Offered Securities will be entitled to the benefits of the Indenture.

                  (j) The Guarantee has been duly and validly authorized by the Guarantor, and, when the Offered Securities are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Guarantee will be a valid and legally binding obligation of the Guarantor with respect to the Offered Securities enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting enforcement of creditors' rights generally against the Guarantor or by general equity principles and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States, and the Holder of the Offered Securities will be entitled to the benefits of the Guarantee.

                  (k) Since the respective dates as of which information is given in the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and
                  (2) there have been no material transactions entered into by the Guarantor or any of its subsidiaries other than those in the ordinary course of business.

                  (l) Neither the Guarantor nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, where the consequences of such violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, each Delayed Delivery Contract, if any, and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and the Guarantor and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Guarantor or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Guarantor or any law, administrative regulation or administrative or court order or decree, where the consequences of such conflict, breach, creation, imposition, violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise.

                  (m) No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement or in connection with the sale of Offered Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws ("Blue Sky").

                  (n) Except as may be included or incorporated by reference in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries which might, in the opinion of the Company or the Guarantor, result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, or could reasonably be expected to materially and adversely affect the properties or assets thereof or could reasonably be expected to materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby.

                  (o) There are no contracts or documents of the Guarantor or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (p) Neither the Guarantor nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise; and the Guarantor and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise.

                  (q) The Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement or except where the failure to own or possess the same would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, and neither the Guarantor nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise.

                  (r) The Guarantor and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them and any other real property and buildings held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except such as (1) are described in the Prospectus,
                  (2) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations or (3) those that do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor.

                  (s) The information underlying the estimates of oil and gas reserves as described in the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company and the Guarantor after reasonable investigation, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Prospectus, the Company and the Guarantor are not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

                  (t) Neither the Company, nor the Guarantor or any of its other subsidiaries, is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (u) The Guarantor has complied and will comply with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                  (v) Except as described in the Registration Statement, (1) neither the Guarantor nor any of its subsidiaries is in violation of any local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, and (2) to the best of the Company's and the Guarantor's knowledge, there are no events or circumstances that could reasonably be expected to be the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Guarantor or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise.

                  (w) Except as described in the Prospectus, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations of the Commonwealth of Australia or any political subdivision thereof (collectively, "Australia") in connection with the creation, issuance or delivery of the Offered Securities, the transfer of any of the Offered Securities or with respect to the execution and delivery of this Agreement, the Offered Securities or the Indenture or any document contemplated hereby or thereby.

                  (x) Except as described in the Prospectus, payments made by the Company under the Offered Securities or the Guarantor under the Guarantee or either of them hereunder or under the Indenture will not be subject under the current laws or regulations of Australia to any withholdings or similar charges for or on account of taxation.

                  (y) The choice of the laws of the State of New York as the governing law of the Offered Securities, the Indenture and this Agreement is a valid choice of law under the laws of Australia and courts of Australia will honor this choice of law. The Company has the power to submit and pursuant to this Agreement and the Indenture has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Offered Securities, the Indenture and the Guarantee or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Offered Securities by the Company to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to this Agreement and the Indenture has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Offered Securities or the Indenture, as the case may be, in any federal or state court in the State of New York.

                  (z) Except as described in the Prospectus, any final judgment for a definite sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company by the courts of Australia without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Australia and any relevant political subdivision,
                  (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment is for a definite sum, and (F) there has been no prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment to be enforced in Australia. The Company is not aware of any reason why the enforcement in Australia of such a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein or in the Prospectus would be contrary to public policy in Australia or any political subdivision of either of them.

                  (aa) The Company, and its obligations under this Agreement, the Offered Securities and the Indenture, are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Australian, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with the Offered Securities, this Agreement or the Indenture; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement and the Indenture.

                  (bb) It is not necessary under the laws of Australia or any authority or agency therein in order to enable an owner of any interest in the Offered Securities or the Guarantee to enforce its rights under the Offered Securities or the Guarantee or to enable any of the Underwriters to enforce its rights under this Agreement, as the case may be, that it should, as a result solely of its holding or underwriting, as the case may be, of the Offered Securities, be licensed, qualified or otherwise entitled to carry on business in Australia or any authority or agency therein; the Offered Securities, the Indenture and this Agreement are in proper legal form under the laws of Australia and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Offered Securities, the Indenture or this Agreement in Australia or any authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia.

                  (cc) Except as described in the Prospectus, no exchange control authorization or other authorization, approval, consent or license of any governmental authority or agency of or in Australia is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Offered Securities or to the Underwriters pursuant to this Agreement.

         Any certificate signed by any director or officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to the matters covered thereby.

         SECTION 2.  Purchase and Sale.

         (a) The several commitments of the Underwriters to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein and therein set forth. Offered Securities which are subject to Delayed Delivery Contracts are herein sometimes referred to as "Delayed Delivery Offered Securities" and Offered Securities which are not subject to Delayed Delivery Contracts are herein sometimes referred to as "Immediate Delivery Offered Securities".

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement, an option to the Underwriters named in the Terms Agreement, severally and not jointly, to purchase up to the principal amount of Option Securities set forth therein at the same price per security (plus, except as otherwise provided in the Terms Agreement, interest, if any, accrued and unpaid from the Closing Time until the applicable Date of Delivery), as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives, the Company and the Guarantor. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the proportion of the total principal amount of Option Securities then being purchased that the principal amount of Immediate Delivery Offered Securities each such Underwriter has agreed to purchase, as set forth in the Terms Agreement, bears to the total principal amount of Immediate Delivery Offered Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases in less than authorized denominations.

         (c) Payment of the purchase price for, and delivery of, the Immediate Delivery Offered Securities to be purchased by the Underwriters shall be made at the place set forth in the Terms Agreement, or at such other place as shall be agreed upon by the Representatives, the Company and the Guarantor, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Underwriters, the Company and the Guarantor (such time and date being referred to as the "Closing Time"). Except as specified in the Terms Agreement, payment shall be made to the Company by wire transfer in same day funds to the account specified in the Terms Agreement against delivery to the Underwriters for the respective accounts of the Underwriters of the Immediate Delivery Offered Securities to be purchased by them (unless the Offered Securities are issuable only in the form of one or more global instruments registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global instrument shall be noted in a manner satisfactory to the Underwriters and their counsel). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities shall be made at such place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as agreed by the Representatives and the Company. The Immediate Delivery Offered Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time or relevant Date of Delivery, as the case may be. The Immediate Delivery Offered Securities, which if agreed by the Representatives may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time or relevant Date of Delivery, as the case may be.

         (d) If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto, with such changes therein as the Company and the Guarantor may approve. As compensation for arranging Delayed Delivery Contracts, the Company or the Guarantor, as the case may be, will pay to the Representatives at the Closing Time, for the account of the Underwriters, a fee equal to that percentage of the aggregate principal amount of Delayed Delivery Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At the Closing Time the Company and the Guarantor will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Delayed Delivery Offered Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company and the Guarantor as provided below, but not for an aggregate principal amount of Offered Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         (e) The Representatives are to submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Delayed Delivery Offered Securities to be purchased by each of them, and the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Delayed Delivery Offered Securities to be covered by each such Delayed Delivery Contract.

         (f) The principal amount of Offered Securities agreed to be purchased by the respective Underwriters pursuant to this Agreement shall be reduced by the principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Underwriters to the Company; provided, however, that the total principal amount of Immediate Delivery Offered Securities to be purchased by all Underwriters shall be the total amount of the Offered Securities covered by this Agreement, less the total principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts.

         SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

                  (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement in form approved by the Representatives setting forth the principal amount of Offered Securities and their terms not otherwise specified in the Indenture, if applicable, the names of the

                  Underwriters and the principal amount of the Offered Securities which each severally has agreed to purchase, the names of the Underwriters, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives shall reasonably request.

                  (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Guarantor and the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

                  (c) The Guarantor will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Guarantor's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Securities.

                  (d) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company or the Guarantor will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Debt Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise; will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, as the case may be; and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel to the Underwriters reasonably object.

                  (e) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company or the Guarantor will notify the Representatives immediately, and promptly confirm the notice in writing, of
                  (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or the Prospectus,
                  (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or for additional information,
                  (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the Guarantor or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or the Guarantor. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. (f) The Company will deliver to each Underwriter one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will furnish to the Representatives as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives reasonably request.

                  (g) The Company and the Guarantor will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company or the Guarantor will promptly advise the

                  Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (h) The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Offered Securities, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

                  (i) If specified in the Terms Agreement, between the date of the Terms Agreement and the completion of the distribution of the Offered Securities or the Closing Time, whichever is later, or such other time as is specified in the Terms Agreement, the Company or the Guarantor will not, without the prior written consent of the Representatives, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company or the Guarantor substantially similar to the Offered Securities (other than the Offered Securities that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         SECTION 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein contained, to the accuracy of the statements which the Company's and the Guarantor's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company and the Guarantor of all of their respective covenants and other obligations hereunder and under the Terms Agreement, and to the following further conditions:

                  (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (b) At the Closing Time, the Representatives shall have received:

                           (1) The favorable opinion, dated as of the Closing Time, of Woodard, Hall & Primm, P.C., counsel to the Company and the Guarantor, to the effect that:

                                    (i) The Guarantor has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                    (ii) This Agreement and the applicable
                  Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and the Guarantor.

                                    (iii) The Indenture has been duly
                  authorized, executed and delivered by the Company and the Guarantor and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                                    (iv) The Guarantee has been duly authorized
                  by the Guarantor and, when the Offered Securities are executed and authenticated as specified in the Indenture and delivered against payment pursuant to the Terms Agreement, as supplemented by this Agreement, or any Delayed Delivery Contracts, will, with respect to such Securities, constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting enforcement of creditors' rights against the Guarantor or by general equity principles, and further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                                    (v) The Offered Securities, in the form(s)
                  certified by the Company as of the Closing Time, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, any Delayed Delivery Contract and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of Offered Securities will be entitled to the benefits of the Indenture.

                                    (vi) The Offered Securities and the
                  Indenture conform in all material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                                    (vii) The Indenture has been duly qualified
                  under the 1939 Act.

                                    (viii) The Registration Statement, including
                  any Rule 462(b) Registration Statement, has been declared effective by the Commission under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    (ix) The Registration Statement, including
                  any Rule 462(b) Registration Statement, and the Prospectus (except for financial statements and engineering reports and other financial or engineering data, and except for those parts of the Registration Statement that constitute the Form T-1, as to which such counsel need not express any opinion), as of their respective effective or issue dates, appeared on their face to be appropriately responsive to the requirements of the 1933 Act and the 1933 Act Regulations.

                                    (x) The information contained in the
                  Prospectus under the caption "Tax Considerations - Certain United States Federal Income Tax Considerations", to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct.

                                    (xi) The Company has legally, validly,
                  effectively and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York in any suit or proceeding based on or arising under this Agreement and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 14 of this Agreement; and the Company has the power to designate, appoint and empower and pursuant to this Agreement has validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York as provided in
                  Section 14 of this Agreement.

                  In rendering such opinion, counsel for the Company and the Guarantor may rely (i) as to matters of fact upon the representations of officers of the Company and the Guarantor contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion, (ii) as to matters of the laws of Australia upon the opinion of Arthur Robinson & Hedderwicks furnished pursuant to this Agreement and (iii) as to the laws of the State of New York applicable to the enforceability of the Offered Securities and the Indenture upon the opinion of Brown & Wood LLP. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.

                           (2) The favorable opinion of Zurab S. Kobiashvili, General Counsel of the Guarantor, to the effect that:

                                    (i) The Guarantor has the corporate power
                  and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Delayed Delivery Contracts, if any.

                                    (ii) To the best knowledge and information
                  of such counsel, the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                                    (iii) Each Significant Subsidiary has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Guarantor, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).

                                    (iv) Each document filed pursuant to the
                  1934 Act and incorporated by reference in the Prospectus (except for financial statements, supporting schedules and other financial or statistical information as to which no opinion need be rendered) appeared on their face to be appropriately responsive when so filed to the requirements of the 1934 Act and the 1934 Act Regulations.

                                    (v) Neither the Guarantor nor any of its
                  subsidiaries is required to be registered under the 1940 Act.

                                    (vi) No consent, approval, authorization,
                  order or decree of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement, any Delayed Delivery Contract or the Indenture, except such as have been obtained or rendered, as the case may be, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws; and the execution and delivery of this Agreement, the Delayed Delivery Contract, if applicable, and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and the Guarantor and, to the best knowledge and information of such counsel, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Guarantor or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or any applicable law, administrative regulation or, to the best knowledge and information of such counsel, administrative or court order or decree.

                                    (vii) Neither the Guarantor nor any of its
                  Significant Subsidiaries is in violation of its charter or by-laws.

                                    (viii) To the best knowledge and information
                  of such counsel, neither the Guarantor nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise; and, to the best knowledge and information of such counsel, the Guarantor and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to obtain such authorizations would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                                    (ix) To the best of such counsel's knowledge
                  and information, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against or affecting, the Guarantor or any of its subsidiaries, which would be reasonably expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, or would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement, the Delayed Delivery Contracts, if applicable, or the Indenture or any transaction contemplated hereby or thereby.

                                    (x) To the best of such counsel's knowledge
                  and information, there are no contracts or other documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or conditions contained in any contract, or other documents so described, referred to, filed or incorporated by reference where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                           In rendering such opinion, Zurab S. Kobiashvili may
                  rely as to matters of fact upon the representations of officers of the Guarantor contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion; and (ii) as to matters of the laws of Australia covered thereby, upon the opinion of Arthur Robinson & Hedderwicks furnished pursuant to this Agreement. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.

                           (3) The favorable opinion, dated as of the Closing Time, of Arthur Robinson & Hedderwicks, Australian counsel to the Company, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i) The Company has been duly incorporated
                  and is validly existing as a corporation under the laws of the Australian Capital Territory of Australia, and has no subsidiaries.

                                    (ii) The Company has corporate power and
                  authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                                    (iii) To such counsel's knowledge, after
                  having made inquiries of the Secretary of the Company, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required to transact business whether by reason of ownership or leasing of property or the conduct of business, except where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, or the results of operations of the Company or its ability to perform its obligations hereunder or under the Offered Securities or the Indenture.

                                    (iv) This Agreement and the applicable
                  Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

                                    (v) The Indenture has been duly authorized,
                  executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting enforcement of creditors' rights against the Company or by general equity principles.

                                    (vi) The Offered Securities have been duly
                  authorized and, when the Offered Securities are executed and authenticated as specified in the Indenture and delivered against payment pursuant to the Terms Agreement, as supplemented by this Agreement, or any Delayed Delivery Contracts, will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting enforcement of creditors' rights against the Company or by general equity principles.

                                    (vii) No consent, approval, authorization,
                  order or decree of any court or governmental agency or body in Australia is required for the execution and delivery by the Company of this Agreement, the Indenture or the Terms Agreement or any Delayed Delivery Contract or for the consummation by the Company of the transactions contemplated hereby or thereby. The execution and delivery of the this Agreement, any Delayed Delivery Contract and the Indenture and the consummation by the Company of the transactions contemplated by this Agreement and the Offered Securities and the incurrence of the obligations and consummation of the transactions contemplated herein and therein have been authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the

                  Memorandum and Articles of Association of the Company or any applicable law, administrative regulation or administrative or court order or decree.

                                    (viii) No stamp duty or similar tax or duty
                  is payable under applicable laws or regulations of Australia in connection with the creation, issuance or delivery of the Offered Securities, the transfer of any of the Offered Securities or with respect to the execution and delivery of this Agreement, the Offered Securities or the Indenture or any document contemplated hereby or thereby.

                                    (ix) It is not necessary under the laws of
                  Australia or any authority or agency therein in order to enable an owner of any interest in the Offered Securities or the Guarantee to enforce its rights under the Offered Securities or the Guarantee or to enable any of the Underwriters to enforce its rights under this Agreement, as the case may be, that it should, as a result solely of its holding or underwriting of the Offered Securities, be licensed, qualified or otherwise entitled to carry on business in Australia or any authority or agency therein; the Offered Securities, the Indenture and this Agreement are in proper legal form under the laws of Australia and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Offered Securities, the Indenture or this Agreement in Australia or any authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia.

                                    (x) The choice of the laws of the State of
                  New York as the governing law of the Offered Securities, the Indenture and this Agreement is a valid choice of law under the laws of Australia and courts of Australia should honor this choice of law.

                                    (xi) Any final judgment for a definite sum
                  of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any instruments or agreements entered into for the consummation of the transactions contemplated in this Agreement, the Indenture, or the Offered Securities would be declared enforceable against the Company by the courts of Australia without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Australia and any relevant political subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment is for a definite sum, and (F) there has been no prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment to be enforced in Australia. Such counsel is not aware of any reason why the enforcement in Australia of such a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein or in the Prospectus would be contrary to public policy in Australia or any political subdivision of either of them.

                                  (xii) The Company, and its obligations under
                  this Agreement, the Offered Securities and the Indenture, are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Australian, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with the Offered Securities, this Agreement or the Indenture; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company may waive such right to the extent permitted by law and may consent to such relief and enforcement as provided in this Agreement and the Indenture.

                                  (xiii) It is not necessary under the laws of
                  Australia or any authority or agency therein in order to enable an owner of any interest in the Offered Securities or the Guarantee to enforce its rights under the Offered Securities or the Guarantee or to enable any of the Underwriters to enforce its rights under this Agreement, as the case may be, that it should, as a result solely of its holding or underwriting of the Offered Securities, be licensed, qualified or otherwise entitled to carry on business in Australia or any authority or agency therein; the Offered Securities, the Indenture and this Agreement are in proper legal form under the laws of Australia and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Offered Securities, the Indenture or this Agreement in Australia or any authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia.

                                  (xiv) Except as disclosed in the Prospectus,
                  no exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in Australia is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Offered Securities or to the Underwriters pursuant to this Agreement.

                                  (xv) The information contained in the
                  Prospectus on page 2 regarding the enforceability of judgments and the Australian exchange controls, and under the caption "Tax Considerations - Australian Law" to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct.

                                  (xvi) Assuming the Offered Securities are
                  offered and sold in the manner contemplated by this Agreement (including the Terms Agreement) and the Prospectus, the receipt of amounts paid under the Offered Securities in respect of principal, premium or interest by a holder of Offered Securities who is not a "resident of Australia" within the meaning of the Income Tax Assessment Act of 1936 of Australia (the "Tax Act") does not result in the imposition of, or liability for, any income tax, withholding tax, assessment or other charges which are imposed under the Tax Act or by any taxing authority in Australia. This opinion is subject to any subsequent interpretative guidelines issued by the Australian Taxation Office or other department of the Commonwealth Government of Australia which change or alter the manner in which the requirements of section 128F have been interpreted for current purposes.

                  In giving their opinion, Arthur Robinson & Hedderwicks may rely as to matters of New York law upon the opinion of Brown & Wood LLP furnished pursuant to this Agreement, and as to matters of other United States law upon the opinion of Woodard, Hall & Primm, P.C. furnished pursuant to this Agreement.

                           (4) The favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (i) to (ix) and (xi), inclusive, and (xi) of subsection (b)(1) of this Section.

                           (5) In giving their opinions required by subsection
         (b)(1), (b)(2), (b)(3) and (b)(4), respectively, of this Section 4, Woodard, Hall & Primm, P.C., Zurab S. Kobiashvili, and Brown & Wood LLP shall each additionally state that in the course of the preparation of the Registration Statement and the Prospectus such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and the Guarantor including their independent public accountants, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel need not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel may, in good faith, rely as to materiality upon the judgment of officers and representatives of the Company and the Guarantor. Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Guarantor with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued at the time any such amendment or supplement was issued or, at the Closing Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and engineering reports and other financial or engineering data contained in the Registration Statement (including the Prospectus) or those parts of the Registration Statement which constitute the Form T-1).


                  (c) At the Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company or of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (A) the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, dated as of the Closing Time, to the effect that
                  (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company contained in
                  Section 1 are true and correct as of the Closing Time and
                  (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (B) the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Guarantor, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Guarantor and its subsidiaries, (ii) the representations and warranties of the Guarantor consolidated as one enterprise contained in Section 1 are true and correct as of the Closing Time, (iii) the Guarantor has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 4(c), the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the Offered Securities.

                  (d) (1) On the date of the Terms Agreement, the Underwriters shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Underwriters, to the effect that:

                                  (i) They are independent accountants with
                  respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                                  (ii) It is their opinion that the consolidated
                  financial statements and supporting schedule(s) included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                                  (iii) They have performed specified
                  procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Guarantor and its indicated subsidiaries, a reading of the minute books of the Guarantor and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Guarantor and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the latest available interim unaudited financial statements of the Guarantor and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or
                  (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Guarantor and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Guarantor and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Guarantor.

                                  (iv) They have performed specified procedures,
                  not constituting an audit, set forth in their letter, based upon which nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements, if any, included or incorporated by reference in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                                  (v) In addition to the audit referred to in
                  their opinions and the limited procedures referred to in clauses (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries identified in such letter.

                              (2) At the Closing Time, the Underwriters shall
                  have received from Arthur Andersen LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
                  (d)(1) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (e) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities and the Guarantee as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Offered Securities as herein and in the Terms Agreement contemplated shall be satisfactory in form and substance to the Representatives.

                  (f) In the event that the Terms Agreement provides for Option Securities and the Underwriters exercise their option pursuant to Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Guarantor contained herein and the statements in any certificates furnished by the Company and the Guarantor hereunder shall be true and correct as of each Date of Delivery, and the Underwriters shall have received:

                           (1) Unless the Date of Delivery is the Closing Time, a certificate, dated such Date of Delivery, of the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Guarantor, in their capacities as such, confirming that the certificate delivered at the Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

                           (2) The favorable opinion of Woodard, Hall & Primm, P.C., counsel for the Company and the Guarantor, Zurab S. Kobiashvili, General Counsel for the Guarantor, and Arthur Robinson & Hedderwicks, Australian Counsel for the Company, in each case, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required by subsections (1), (2) and
         (3) of Section 4(b) hereof.

                           (3) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by subsections (4) and (5) to Section 4(b) hereof.

                           (4) Unless the Date of Delivery is the Closing Time, a letter from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters at the Closing Time pursuant to Section 4(d) hereof, except that the "specified date" in the letter shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

         SECTION 5. Payment of Expenses. The Company and the Guarantor, jointly and severally, will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (a) the preparation and filing of the Registration Statement, including any Rule 462(b) Registration Statement, and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                  (b) the preparation, filing and reproduction of this Agreement and the Delayed Delivery Contract(s), if applicable;

                  (c) the preparation, printing, issuance and delivery of the Offered Securities, including any fees and expenses relating to the eligibility and issuance of Offered Securities in book-entry form;

                  (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

                  (e) except as otherwise provided in the Terms Agreement, the reasonable fees and disbursements of counsel to the Underwriters;

                  (f) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

                  (g) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;

                  (h) the preparation, reproducing and delivery to the Underwriters of copies of the Indenture and all amendments, supplements and modifications thereto;

                  (i) any fees charged by nationally recognized statistical rating organizations for the rating of the Offered Securities;

                  (j) the fees and expenses incurred in connection with any listing of Offered Securities on a securities exchange;

                  (k) the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                  (l) any out-of-pocket expenses of the Underwriters incurred with the approval of the Company;

                  (m) the cost of providing any CUSIP or other identification numbers for the Offered Securities; and

                  (n) any duties, taxes and other charges payable in connection with the issuance, sale and delivery of the Offered Securities or the execution, delivery or performance of this Agreement or the Indenture.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9, the Company and the Guarantor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 6. Indemnification. (a) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 462(b) Registration Statement, including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by an Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that such settlement is effected with the written consent of the Company or the Guarantor, which consent shall not be unreasonably withheld; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Guarantor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that each Underwriter shall have the right to employ counsel to represent jointly the Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Guarantor under this Section if, in the judgment of any of the Underwriters, it is advisable for such Underwriter or Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantor, acting jointly and severally. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not unreasonably be withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the

Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission or underwriting discount received by each Underwriter, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Offered Securities sold to or through such Underwriter as set forth on such cover. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold to or through such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Guarantor, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities sold to or through each Underwriter and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Guarantor submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of an Underwriter, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any Offered Securities.

         SECTION 9.  Termination.

         (a) The Representatives may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in Australia or the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis or any material adverse change or prospective material adverse change in exchange controls or taxation in Australia or the United States the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) trading in any securities of the Guarantor has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by Australian, U.S. Federal, New York or Texas authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Offered Securities are denominated or payable, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the Guarantor as of the date of the Terms Agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or the Guarantor, as the case may be, or (v) there shall have come to the attention of the Representatives any facts that would cause them to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the related Offered Securities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, (i) the covenants set forth in Section 3(b), (d), and (e) with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to this Agreement and during the period when the Prospectus is required to be delivered in connection with sales of the Offered Securities and (ii) the covenants set forth in Section 3(c), (g), (h) and, if applicable, (i), the provisions of
Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8, 11, 12 and 13 shall remain in effect.

         SECTION 10. Default. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Immediate Delivery Offered Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

                  (a) if the amount of Defaulted Securities does not exceed 10% of the amount of Immediate Delivery Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the amount of Defaulted Securities exceeds 10% of the number of Immediate Delivery Offered Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, any of the Representatives, the Company or the Guarantor shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified in this Section 11. Notices to the Underwriters shall be directed as provided in the Terms Agreement. Notices to the Company shall be directed to Apache Finance Pty Ltd, 256 St. George's Terrace, Level 3, Perth, Western Australia 6000, Australia, Attention: Secretary with a copy to the Guarantor. Notices to the Guarantor shall be directed to Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Vice President and Treasurer, with a copy to: Mr. Ralph K. Miller, Jr., Woodard, Hall & Primm, P.C., 7100 Texas Commerce Tower, Houston, Texas 77002. Any party to this Agreement may from time to time designate another address to receive notice pursuant to this Agreement by notice duly given in accordance with the terms of this Section 11.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law. This Agreement and all the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         SECTION 14. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

                  (a) The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Offered Securities, the Underwriters and the other persons referred to in Section 12 that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Guarantee or any Offered Securities may be brought in the courts of the State of New York, or the courts of the United States of America located in The City of New York and, until all amounts due and to become due in respect of the Guarantee and all the Offered Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

                  (b) The Company hereby irrevocably designates, appoints, and empowers CT Corporation, with offices currently at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Guarantee or any Debt Securities and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 reasonably satisfactory to each of the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company at its address specified in or designated pursuant to this Agreement, with a copy (similarly mailed) to CT Corporation, 1633 Broadway, New York, New York 10019. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities, the Underwriters and the other persons referred to in Section 12 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

         SECTION 15. Foreign Taxes. All payments by the Company or the Guarantor to an Underwriter hereunder, including the Terms Agreement, shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by Australia or any other jurisdiction in which the Company or the Guarantor has a branch or an office from which payment is made or deemed to be made, excluding any such tax imposed in respect of amounts due hereunder (i) by reason of such Underwriter having some connection with Australia or such other jurisdiction, other than its participation as dealer hereunder, or (ii) by reason of any income or franchise tax on the overall net income of an Underwriter imposed by the United States of America or by the State of New York or any political subdivision of the United States of America or of the State of New York or by any jurisdiction of which such Underwriter is a resident, or (iii) if any Underwriter would not be liable or subject to such impost, levy, collection, withholding or deduction if it were to make a declaration of nonresidence or other similar claim for exemption but fails to do so, or (iv) pursuant to any back-up withholding taxes applicable to any payments to a noncorporate person acting as agent hereunder who fails to furnish an accurate taxpayer identification number (all such non-excluded taxes, "Taxes"). If the Company or the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable represented by Taxes withheld or deducted, then amounts payable under the Terms Agreement or this Agreement shall be increased to such amount as is necessary to yield and remit to the Underwriter an amount which, after deduction of all Taxes (including all Taxes payable on such increased payments), equals the amount that would have been payable if no Taxes applied.

         SECTION 16.  Jurisdictional Restrictions on Sale of Offered Securities.

                  (a) Each Underwriter severally agrees to use its reasonable efforts to ensure that (i) no Offered Securities issued by the Company shall be offered or sold directly or indirectly, in the Commonwealth of Australia or any state or territory thereof or to a corporation, partnership, trust or other entity organized under the laws of, or resident in, the Commonwealth of Australia and (ii) no documents in relation to an offer of Securities shall be distributed in Australia or in or from a state or territory thereof.

                  (b) Each Underwriter further severally represents and agrees
                  (i) that it will not sell any Offered Securities in circumstances where it knows or has reasonable grounds to believe, without any independent investigation, that the Offered Securities or an interest in or right in respect of the Offered Securities, was being, or would later be, acquired either directly or indirectly by a resident of Australia or by an entity specified in Annex B to the Terms Agreement and (ii) as to such additional matters as may be set forth in the Terms Agreement.

                  (c) Each Underwriter agrees to provide the Company, within 14 days of receipt of a written request from the Company, at the expense of the Company, such information which reasonably relates to any Offered Securities as is ordinarily required for the purposes of obtaining an exemption from Australian interest withholding tax under Section 128F of the Tax Act or which reasonably relates to a request from the Australian Taxation Office for specific information, but only to the extent such information may be provided in accordance with applicable law (and in the latter case the Company's request shall be accompanied by satisfactory evidence of such request from the Australian Taxation Office). Notwithstanding the foregoing, nothing shall oblige an Underwriter to disclose the identity of any investor to whom it sells Offered Securities.

         SECTION 17. Waiver of Immunities. To the extent that the Company or the Guarantor or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement (including the Terms Agreement), the Indenture (including the Guarantee) or the Offered Securities, the Company and the Guarantor hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

         SECTION 18. Judgment Currency. The Company and the Guarantor agree to indemnify each of the Underwriters against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         SECTION 19. Counterparts. Any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts thereof shall constitute a single instrument.

                                                                       EXHIBIT A

                                 TERMS AGREEMENT

                                                            ___________ __, 19__

Apache Finance Pty Ltd
256 St. George's Terrace
Level 3
Perth, Western Australia 6000
Australia
Attention: [Title]

Dear Sirs:

         The undersigned underwriters (the "Underwriters") understand that Apache Finance Pty Ltd (the "Company") proposes to issue and sell $__________ aggregate principal amount of its debt securities unconditionally guaranteed as to payment of principal, premium, if any, Additional Amounts, if any, and interest by Apache Corporation, as guarantor (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at ___% of the principal amount thereof together with accrued interest thereon from __________, 19__ to the Closing Time:



                                                              Principal
                                                              Amount of
         Underwriter                                          Debt Securities
         -----------                                          ----------------




                                                              ---------------

                                                     Total    $
                                                              ===============


         The Offered Securities shall have the following terms:

Principal amount:
Form and denomination:
Date of maturity:
Interest rate, rates or formula
     (or method of calculation
     of interest accrual):
Date from which interest accrues:
Interest payment dates, if any:
Initial price to public:

Closing Time:
Place of delivery and payment:
Company account for wire transfer of payment:
Redemption provisions, if any:
Lock-up pursuant to Section 3(i) of the
         Basic Terms (as defined herein):   [yes]    [no]
Securities Exchanges, if any, on which application will be made to list the Offered Securities:

Delayed Delivery Contracts:  [authorized]  [not authorized]

         Delivery date:
         Expiration date:
         Compensation to Underwriters:
         Minimum contract:
         Maximum aggregate principal amount:
Additional terms pursuant to Section 16 of the Basic Terms:

Other terms, if any:

         All the provisions contained in "Apache Corporation-Debt Securities--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Attached hereto is the Annex B referred to in Section 16 of the Basic Terms.

         Any notice by the Company or the Guarantor to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to: [insert name and address of the lead manager or managers or, if only one underwriter is a party hereto, of such firm] which shall, for all purposes of this Agreement, be the "Representatives".

                                     Very truly yours,

                                     REPRESENTATIVE[S]

                                     By:
                                     [Acting for themselves and as
                                     Representative[s] of the Underwriters]

Accepted:

APACHE FINANCE PTY LTD

By:
   -----------------------------------------
         Title:

APACHE CORPORATION

By:
   -----------------------------------------
         Title:

                                     ANNEX A



                                  [Basic Terms]

ANNEX B



         [List of "Associates" of the Company for purposes of the Tax Act and
Section 16 of the Basic Terms]

                                                                       EXHIBIT B


                             APACHE FINANCE PTY LTD

                          [Title of Offered Securities]

                                  Guaranteed by

                               APACHE CORPORATION


                            DELAYED DELIVERY CONTRACT



Apache Finance Pty Ltd
256 St. George's Terrace
Level 3
Perth, Western Australia 6000
Australia

Attention:

Dear Sirs:

         The undersigned hereby agrees to purchase from Apache Finance Pty Ltd (the "Company"), and the Company agrees to sell to the undersigned on ____________, 19__ (the "Delivery Date"), $_____________ principal amount of the
Company's __% Offered Securities due ___________ __, 19__ (the "Offered Securities"), offered by the Company's Prospectus dated _________ __, 19__, as supplemented by its Prospectus Supplement dated __________ __, 19__, receipt of which is hereby acknowledged, at a purchase price of _____% of the principal amount thereof, plus accrued interest from __________, ______, to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer in immediately available funds on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned in definitive or global form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Offered Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ___________, ____, shall have sold to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, ____ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Offered Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Offered Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to the Underwriters that its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Offered Securities in excess of $__________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come first-served basis. If this contract is acceptable to the Company and the Guarantor, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company, the Guarantor and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State New York applicable to agreements made and performed in said State.

                                         Yours very truly,


                                         ---------------------------------------
                                                   (Name of Purchaser)


                                         By
                                           -------------------------------------
                                                          (Title)


                                         ---------------------------------------


                                         ---------------------------------------
                                                         (Address)

Accepted as of the date
first above written.

Apache Finance Pty Ltd


By:
   ---------------------------------



Apache Corporation


By:
   ---------------------------------


                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date shall be discussed is as follows: (Please print.)

                                                      Telephone No.
Name                                                  (Including Area Code)
----                                                  ---------------------

                                     ANNEX B

         List of "Associates" of the Company for purposes of the Tax Act and
Section 16 of the Basic Terms

                               APACHE CORPORATION

                              One Post Oak Central
                            2000 Post Oak Boulevard
                                   Suite 100
                           Houston, Texas 77056-4400
                                 (713) 296-6000


OFFICERS:         Raymond Plank                      Chairman of the Board and Chief Executive Officer
                  G. Steven Farris                   President and Chief Operating Officer
                  Michael S. Bahorich                Vice President
                  H. Craig Clark                     Vice President
                  Matthew W. Dundrea                 Vice President and Treasurer
                  Robert J. Dye                      Vice President
                  Lisa A. Floyd                      Vice President
                  Zurab S. Kobiashvili               Vice President and General Counsel
                  Anthony R. Lentini, Jr.            Vice President
                  Thomas L. Mitchell                 Vice President and Controller
                  Roger B. Plank                     Vice President and Chief Financial Officer
                  Floyd R. Price                     Vice President
                  Daniel J. Schaeffer                Vice President
                  Cheri L. Peper                     Corporate Secretary
                  Roxanne Armstrong                  Assistant General Counsel and Assistant Secretary
                  Eric L. Harry                      Assistant General Counsel and Assistant Secretary
                  Richard D. Black                   Assistant Secretary
                  Richard B. Dreyfus                 Assistant Secretary
                  Jeffrey B. King                    Assistant Secretary
                  Carolyn E. Lucas                   Assistant Secretary
                  Dominic J. Ricotta                 Assistant Secretary
                  Thomas M. Schlenker                Assistant Secretary
                  James E. Sloan                     Assistant Secretary
                  Mark A. Hackfeld                   Assistant Controller
                  Tad R. Herz                        Assistant Controller
                  Roger D. Stenzel                   Assistant Controller
                  Genie S. Panaccione                Assistant Treasurer

REGIONAL              Jon A. Jeppesen - Gulf
VICE                  Dwayne E. Schultz - Canada
PRESIDENTS:           James K. Bass - Midcontinent
                      Rodney J. Eichler - Egypt
                      Kevin J. Ikel - Egypt
                      H. Craig Clark - Western
                      John A. Crum - Australia


DIRECTORS:            Frederick M. Bohen                 John A. Kocur
                      G. Steven Farris                   George D. Lawrence Jr.
                      Randolph M. Ferlic                 Mary Ralph Lowe
                      Eugene C. Fiedorek                 F. H. Merelli
                      A. D. Frazier, Jr.                 Joseph A. Rice
                      Stanley K. Hathaway


EMERITUS
DIRECTORS:            Virgil B. Day                      W. Brooks Fields

APACHE FINANCE PTY LTD

                            256 St. George's Terrace
                                     Level 3
                          Perth, Western Australia 6000
                                    Australia
                                 61-89-422-7222


OFFICERS:             Raymond Plank                       Chief Executive Officer
                      G. Steven Farris                    Vice Chairman
                      Floyd R. Price                      President
                      John A. Crum                        Vice President and Managing Director
                      Matthew W. Dundrea                  Vice President and Treasurer
                      Robert J. Dye                       Vice President
                      Lisa A. Floyd                       Vice President
                      Zurab S. Kobiashvili                Vice President
                      Anthony R. Lentini, Jr.             Vice President
                      Thomas L. Mitchell                  Vice President
                      Roger B. Plank                      Vice President and Chief Financial Officer
                      Daniel J. Schaeffer                 Vice President
                      Glen Kenneth Ward                   Secretary (Australia)
                      Cheri L. Peper                      Secretary (United States)
                      Neil J. McHarrie                    Public Officer


DIRECTORS:            G. Steven Farris                    Floyd R. Price
                      Roger B. Plank                      John A. Crum
                      Z. S. Kobiashvili                   Neil J. McHarrie

         APACHE CORPORATION

         CORPORATE INTERESTS


                             AS OF FEBRUARY 1, 1999


                                                                 JURISDICTION OF
           NAME                                                   INCORPORATION                 OWNERSHIP PERCENTAGE
  -------------------------------------------------------------------------------------------------------------------
  APACHE CORPORATION                                           Delaware

       Apache Corporation (New Jersey)*                        New Jersey                                       100%

       Apache Foundation                                       Minnesota                                        100%

       Apache Gathering Company                                Delaware                                         100%

       Apache Holdings, Inc.                                   Delaware                                         100%

       Apache International, Inc.                              Delaware                                         100%

           Apache Cote d'Ivoire, Inc.*                         Delaware                                          (a)

           Apache Qarun Corporation LDC                        Cayman Islands                                    (a)

       Apache Oil Corporation*                                 Texas                                            100%

       Apache Overseas, Inc.                                   Delaware                                         100%

           Apache Abu Gharadig Corporation LDC                 Cayman Islands                                    (b)

           Apache Asyout Corporation LDC                       Cayman Islands                                    (b)

           Apache Bohai Corporation LDC                        Cayman Islands                                    (b)

           Apache China Corporation LDC                        Cayman Islands                                    (b)

           Apache Cote d'Ivoire Petroleum LDC                  Cayman Islands                                    (b)

           Apache Darag Corporation LDC                        Cayman Islands                                    (b)

           Apache East Bahariya Corporation LDC                Cayman Islands                                    (b)

           Apache Faiyum Corporation LDC                       Cayman Islands                                    (b)

           Apache Matruh Corporation LDC                       Cayman Islands                                    (b)

           Apache Mediterranean Corporation LDC                Cayman Islands                                    (b)

           Apache Poland Holding Company                       Delaware                                          (b)

               Apache Eastern Europe B.V.                      Netherlands                                       (c)

                    Apache Poland Sp. z o.o.                   Poland                                            (d)

       Burns Manufacturing Company*                            Minnesota                                        100%

         APACHE CORPORATION

                             AS OF FEBRUARY 1, 1999



                                                                JURISDICTION OF
           NAME                                                  INCORPORATION                  OWNERSHIP PERCENTAGE
  -------------------------------------------------------------------------------------------------------------------
       DEK Energy Company                                      Delaware                                         100%

           DEK Energy Texas, Inc.                              Delaware                                          (e)

           DEK Exploration, Inc.                               Delaware                                          (e)

           DEK Petroleum Corporation                           Illinois                                          (e)

               Apache Canada Ltd.                              Alberta, Canada                                   (f)

           DEPCO, Inc.*                                        Texas                                             (e)

           Heinold Holdings, Inc.*                             Delaware                                          (e)

       Apache Energy Limited                                   Western Australia                                 (g)

           Apache Northwest Pty. Ltd.                          Western Australia                                 (h)

           Apache Carnarvon Pty. Ltd.*                         Western Australia                                 (h)

           Apache Dampier Pty. Ltd.                            Western Australia                                 (h)

           Apache East Spar Pty Limited                        Western Australia                                 (h)

           Apache Finance Pty Ltd                              Australian Capital                                (h)
                                                               Territory

           Apache Harriet Pty Limited                          Victoria, Australia                               (h)

           Apache Oil Australia Pty Limited                    New South Wales, Australia                        (h)


               Apache Airlie Pty Limited                       New South Wales, Australia                        (i)

           Apache Varanus Pty Limited                          Queensland, Australia                             (h)

           Apache Pipeline Pty Ltd                             Western Australia                                 (h)

       Apache West Australia Holdings Limited                  Island of Guernsey                               100%

           Apache UK Limited                                   England and Wales                                 (j)

               Apache Lowendal Pty Limited                     Victoria, Australia                               (k)



                                                               JURISDICTION OF
           NAME                                                 INCORPORATION                    OWNERSHIP PERCENTAGE
  -------------------------------------------------------------------------------------------------------------------
       Nagasco, Inc.                                           Delaware                                         100%

           Apache Marketing, Inc.                              Delaware                                          (l)

           Apache Transmission Corporation-Texas               Texas                                             (l)

           Apache Crude Oil Marketing, Inc.                    Delaware                                          (l)

           Nagasco Marketing, Inc.                             Delaware                                          (l)

       Phoenix Exploration Resources, Ltd.                     Delaware                                         100%

           TEI Arctic Petroleum (1984) Ltd.                    Alberta, Canada                                   (m)

           Texas International Company*                        Delaware                                          (m)

       Apache Khalda Corporation LDC                           Cayman Islands                                   100%

           Apache Khalda, Inc.                                 Delaware                                          (n)

       Apache Qarun Exploration Company LDC                    Cayman Islands                                   100%

           Phoenix Resources Company of Qarun                  Delaware                                          (o)

       Apache North America, Inc.                              Delaware                                         100%

*        Inactive

(a)      Wholly owned subsidiary of Apache International, Inc.

(b)      Wholly owned subsidiary of Apache Overseas, Inc.

(c) Wholly owned subsidiary of Apache European Holdings C.V., a Dutch limited partnership. See Partnership Interests listing.

(d)      Wholly owned subsidiary of Apache Eastern Europe B.V.

(e)      Wholly owned subsidiary of DEK Energy Company

(f) Owned 97 percent by DEK Petroleum Corporation and three percent by DEK Exploration Inc.

(g) Owned 77 percent by Apache Corporation and 23 percent by Apache International, Inc.

(h)      Wholly owned subsidiary of Apache Energy Limited

(i)      Wholly owned subsidiary of Apache Oil Australia Pty Limited

(j)      Wholly owned subsidiary of Apache West Australia Holdings Limited

(k)      Wholly owned subsidiary of Apache UK Limited

(l)      Wholly owned subsidiary of Nagasco, Inc.

(m)      Wholly owned subsidiary of Phoenix Exploration Resources, Ltd.

(n)      Wholly owned subsidiary of Apache Khalda Corporation LDC

(o)      Wholly owned subsidiary of Apache Qarun Exploration Company LDC

         APACHE CORPORATION

                              PARTNERSHIP INTERESTS

                             AS OF FEBRUARY 1, 1999


                                                                                                       Limited
                                                                                 General             Partnership
                                               Jurisdiction of                 Partnership            Revenue
                      Name                       Formation                    Revenue Share            Share
-----------------------------------------------------------------------------------------------------------------
Apache Offshore Investment                         Delaware                         100%               4.65%
Partnership(1)

APC Operating Partnership LP(2)                    Delaware                         100%                100%

Apache 681/682 Joint Venture                       Texas                           80.2%(3)               0%

Main Pass 151 Pipeline Company                     Texas                           37.5%                  0%

Apache Series 1996-A Trust                         Delaware                           1%                  0%

Apache European Holdings C.V.                      Netherlands                       90%(4)              10%(5)

Apache Poland Sp. z o.o. i FX Energy               Poland                            50%(6)               0%
Poland Sp. z o.o. (East), spolka jawna
(Polish commercial partnership)

Apache Poland Sp. z o.o. i Wspolnicy               Poland                            50%(6)               0%
(Karpaty), spolka jawna (Polish
commercial partnership)

Apache Poland Sp. z o.o. i Wspolnicy               Poland                            50%(6)               0%
(Pomerania), spolka jawna (Polish
commercial partnership)



(1) Apache Corporation is the sole managing partner of Apache Offshore Investment partnership, which is the sole Limited Partner of Apache Offshore Petroleum Limited Partnership.

(2) In dissolution and winding-up its affairs. Apache is the sole remaining partner. Certificate of cancellation filed October 31, 1996.

(3) The remaining general partnership interest is owned by Apache Offshore Petroleum Limited Partnership.

(4) Held by Apache Poland Holding Company, an indirect wholly owned subsidiary of Apache.

(5)    Held by Apache Overseas, Inc., a wholly owned subsidiary of Apache.

(6) Held by Apache Poland Sp. z o.o., an indirect wholly owned subsidiary of Apache.